                                                                EXHIBIT 99(i)(a)

SOUTHSIDE BANCSHARES CORP.                                   NEWS RELEASE
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                           NEWS FOR IMMEDIATE RELEASE
Contact:       Joseph W. Pope                  Traded:  NASDAQ/SCM
               (314) 776-7000 or               Symbol:  SBCO
               (314) 577-6628

                      SOUTHSIDE ANNOUNCES RECORD EARNINGS

St. Louis, December 1, 1995 - Thomas M. Teschner, President and CEO of Southside Bancshares Corp. (the "Company") announced today that the Company's $5,341,000 in net income through the first nine months of 1995 represents a new all-time high in earnings for the Company. The previous record was set in 1994, when the Company's net income was $5,014,000 for the entire fiscal year. "Obviously, we are pleased with these results; however, the net income amount included the effects of two nonrecurring items which resulted in after-tax income of $1,370,000," stated Mr. Teschner. The nonrecurring items Mr. Teschner referred to were the sale of the Company's smallest subsidiary bank, Bay-Hermann-Berger Bank, in March, 1995 and a litigation settlement involving the Company's lead bank, South Side National Bank in St. Louis, in February, 1995.

In addition to the record earnings, Southside reported a 55% decrease in nonperforming assets over the past twelve months. The current level of $3,237,000 represents only .64% of total assets.

In related news, the Company also announced a $1.00 per share fourth quarter dividend. The cash dividend will be paid on December 15, 1995 to shareholders of record as of December 10, 1995.

                                     -end-
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SOUTHSIDE BANCSHARES CORP.                                  NEWS RELEASE
                           NEWS FOR IMMEDIATE RELEASE

Contact:       Joseph W. Pope                  Traded:       NASDAQ/SCM
               (314) 776-7000 or               Symbol:       SBCO
               (314) 577-6628

Southside Bancshares
 Corp.                        Exchange:       NASD/SCM
symbol: SBCO
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                             3 MOS. ENDED   3 MOS. ENDED   PCT CHG.
                                09/30/95      09/30/94
--------------------------------------------------------------------
Net interest income              $4,916        $5,041        -2%
(in thousands)
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Net income                       $1,402        $1,326        +6%
(in thousands)
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Earnings Per Share                $5.24         $5.12        +2%
====================================================================

                             9 MOS. ENDED   9 MOS. ENDED   PCT CHG.
                               09/30/95       09/30/94
--------------------------------------------------------------------
Net interest income
(in thousands)                  $14,783        $14,521       +2%
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Net income
(in thousands)                   $5,341         $3,790      +41%
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Earnings Per Share               $20.25         $14.63      +38%

                               09/30/95       09/30/94     PCT CHG.
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Non-performing Assets            $3,237         $7,141      -55%
====================================================================